Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated December 17, 2010 with respect to the consolidated financial statements, included in the Annual Report on Form 10-K for the year ended October 31, 2010 of Shiloh Industries, Inc. and subsidiaries which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.
/s/ GRANT THORNTON LLP
Cleveland, Ohio
December 7, 2011